Exhibit 10.2

CONFIDENTIAL

[DATE]

[NAME]
[LOCATION]

Dear [FIRST NAME]:

Congratulations! As a valued associate, you have been selected to participate in the 2019 Long-Term Incentive (LTI) Program (the “2019 LTI Program”). This program was created for a select group of associates who we believe are high performers and/or significant contributors to the future success of the company. The 2019 LTI Program is designed to support delivering on our 2019 commitments and drive long term value creation.

Under the 2019 LTI Program, your target bonus opportunity is [AMOUNT] [CURRENCY].

•	One hundred percent (100%) of your target bonus opportunity is performance-based.

•	You must be actively employed by the company at the time of payout to receive the payment, subject to the conditions outlined in Section VII of the 2019 LTI Program document.

•	Refer to the “2019 LTI Program” document attached for specific program details.

I am pleased you were selected to participate in the 2019 LTI Program and I look forward to your continued contributions to the long-term success of our company.

Sincerely,

Craig Rogerson
Chairman, President & CEO

ACKNOWLEDGEMENT

By signing below, you acknowledge having received a copy of the Hexion Holdings LLC 2019 Long-Term Incentive Program document (the “Plan”), and you further agree to be bound by the terms and conditions of the Plan and this award letter.

Your participation is contingent upon your acknowledgement and agreement to the provisions of this Plan and award letter, as indicated by your signing below and returning the signed award letter by email to equityadmin@hexion.com by the close of business on June 30, 2019.

THE PARTICIPANT:

By:        ____________________________

Name:    [PARTICIPANT NAME]

Title:    [PARTICIPANT TITLE]

Date:    ____________________________

Last address on the records of the Company:

[PARTICIPANT ADDRESS]

Target Award: [AMOUNT] [CURR]